As Filed with the Securities and Exchange Commission on November 15, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

The Sharp Building, Hogan Place

Dublin 2, Ireland

Telephone: +353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

PERRIGO COMPANY PLC 2019 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Todd W. Kingma

Executive Vice President, General Counsel and Company Secretary

Perrigo Company plc

515 Eastern Avenue

Allegan, Michigan 49010

Telephone: (269) 686-1941

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Marc A. Leaf

Faegre Drinker Biddle & Reath LLP

1177 6th Ave, 41st Floor

New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, nominal value €0.001 per share	Perrigo Company 2019 Long-Term Incentive Plan	1,370,000(3)	$42.22(2)	$57,841,400(2)	$5,351.90

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares, nominal value €0.001 per share (“Ordinary Shares”) of Perrigo Company plc (the “Company” or the “Registrant”), which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)

Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of the Company’s Ordinary Shares as reported on the New York Stock Exchange on November 10, 2021. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

(3)

Represents ordinary shares issuable pursuant to the Perrigo 2019 Long-term Incentive Plan (the “LTIP”) being registered herein, which consist of ordinary shares that have become available for delivery with respect to awards under the LTIP pursuant to the share counting, share recycling and other terms and conditions of the LTIP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of Ordinary Shares, nominal par value €0.001 per share, of the Company to be offered under (i) the Perrigo Company plc 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan was adopted as an amendment and restatement of the 2013 Long-Term Incentive Plan (the “2013 Plan”), which was adopted as an amendment and restatement of the 2008 Long-Term Incentive Plan (the “2008 Plan”), which was adopted as an amendment and restatement of the 2003 Long-Term Incentive Plan (the “2003 Plan”). The Company has earlier filed a registration statement on Form S-8 (File No. 333-192946) relating to the 2013 Plan, the 2008 Plan, the 2003 Plan (the “Earlier Registration Statement”). Subject to Item 3 of Part II of this Registration Statement and except as modified or superseded herein, the contents of the Earlier Registration Statement are incorporated herein by reference. This Registration Statement is being filed by the Registrant to register the issuance of an additional 1,370,000 of the Registrant’s ordinary shares, that may be awarded under the 2019 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of Perrigo Company plc (formerly known as Perrigo Company Limited) (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed December 19, 2013) (File No. 333-192946)

4.2	Memorandum and Articles of Association of Perrigo Company plc, as amended and restated (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2017) (File No. 001-36353)

4.3	Perrigo Company plc 2019 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2019)

5.1*	Opinion of A&L Goodbody

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Perrigo Company

23.3*	Consent of A&L Goodbody (included in Exhibit 5.1)

24.1*	Powers of Attorney (included as part of the signature page hereto)

*	Filed herewith.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on November 15, 2021.

PERRIGO COMPANY PLC

By:	/s/ Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Murray S. Kessler, Raymond P. Silcock and Todd W. Kingma, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on November 15, 2021.

Signature	Title
/s/ Murray S. Kessler Murray S. Kessler	Chief Executive Officer and President (Principal Executive Officer) and Director

/s/ Raymond P. Silcock Raymond P. Silcock	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)

/s/ Rolf A. Classon Rolf A. Classon	Director

/s/ Bradley A. Alford Bradley A. Alford	Director

/s/ Adriana Karaboutis Adriana Karaboutis	Director

/s/ Jeffrey B. Kindler Jeffrey B. Kindler	Director

/s/ Erica L. Mann Erica L. Mann	Director

/s/ Donal O’Connor Donal O’Connor	Director

/s/ Geoffrey M. Parker Geoffrey M. Parker	Director

/s/ Theodore R. Samuels Theodore R. Samuels	Director

/s/ Orlando D. Ashford Orlando D. Ashford	Director

/s/ Katherine C. Doyle Katherine C. Doyle	Director

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